Exhibit 99.2

This Statement on Form 4 is filed by:  (i) John D. Shulman, (ii) JCP III SM AIV, L.P., (iii) Metuchen Therapeutics, LLC, (iv) METP Holdings, LLC, (v) Juggernaut Partners III GP, L.P., and (vi) Juggernaut Partners III GP, Ltd.

Name of Designated Filer:  John D. Shulman
Date of Event Requiring Statement:  December 1, 2020
Issuer Name and Ticker or Trading Symbol: Petros Pharmaceuticals, Inc. [PTPI]

John D. Shulman

/s/ John D. Shulman

Metuchen Therapeutics, LLC

By:	/s/ John D. Shulman
its managing member

METP Holdings, LLC

By:	Juggernaut Partners III GP, L.P.,
its general partner
By: Juggernaut Partners III GP, Ltd. its general partner

	By:	/s/ John D. Shulman
Name: John D. Shulman Title: Director

JCP III SM AIV, L.P.

By:	Juggernaut Partners III GP, L.P.,
its general partner
By: Juggernaut Partners III GP, Ltd. its general partner

	By:	/s/ John D. Shulman
Name: John D. Shulman Title: Director

Juggernaut Partners III GP, L.P.

By:	Juggernaut Partners III GP, Ltd.
its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, Ltd.

By:	/s/ John D. Shulman
Name:	John D. Shulman
Title:	Director